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                                                         Draft: 15 December 2003




                               SEA CONTAINERS LTD
                                 as the company

                        citicorp trustee company limited
                                 as the trustee

                                 CITIBANK, N.A.
                                  AS Custodian

                                       And

                           CITIBANK INTERNATIONAL PLC
                                    AS AGENT
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                                ESCROW AGREEMENT
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





                                    CONTENTS
Clause                                                                      Page
1.     Interpretation..........................................................1
2.     Appointment.............................................................3
3.     Custodian Accounts Charge...............................................3
4.     Establishment Of Escrow Accounts........................................3
5.     Escrow Amount...........................................................3
6.     Operating/Release Procedure.............................................3
7.     Authorised Representative...............................................4
8.     Indemnity...............................................................5
9.     Custodian...............................................................5
10.    Safekeeping.............................................................7
11.    Representations And Warranties..........................................7
12.    Local Conditions/Force Majeure..........................................7
13.    Replacement Of Custodian................................................7
14.    Fees And Expenses.......................................................8
15.    Notices.................................................................9
16.    General................................................................10
17.    Termination............................................................11

SCHEDULE 1           .........................................................12
       Part A        Authorised Representatives...............................12
       Part B        Callback Contacts........................................12

SCHEDULE 2           RULES....................................................14

SCHEDULE 3           FORM OF TRANSFER INSTRUCTION.............................16

THIS ESCROW AGREEMENT (the "Agreement") is dated ___ December 2003.

BETWEEN:

(1) SEA CONTAINERS LTD, a Bermuda exempted company of registered address 22 Victoria Street, Hamilton HM12, Bermuda (the "Company");

(2) CITICORP TRUSTEE COMPANY LIMITED as trustee for and on behalf of the Secured Parties (the "Trustee") of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, attention: Agency and Trust (fax number:
       +44 207 500 5857);

(3) CITIBANK, N.A., located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the "Custodian"); and

(4) CITIBANK INTERNATIONAL PLC as agent of the other Finance Parties (the "Agent") of Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB, attention: Loans Agency (fax number: +44 207 500 4482 / 44 84).

WHEREAS:

The Company has requested the Custodian to open and operate an escrow account in accordance with the terms of this Agreement to hold various securities on a safekeeping basis.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1 In this Escrow Agreement, terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meaning herein and unless the context otherwise requires:

       "Agent   Transfer   Instruction"   means  a   Transfer   Instruction   in
       substantially the same form as set out in Schedule 3, Part A.

       "Amendment Agreement" means the amendment to the Facility Agreement dated on or about the date of this Agreement.

       "Authorised Representatives" shall mean the persons set out in Part A (Authorised representative) of Schedule 3, as amended pursuant to Clause 6 (Operating/Release Procedure).

       "Business Day" means a day on which banks, including but not limited to the Custodian, are open for normal business in London.

       "Callback Contact" means:

       (a)    any Authorised Representative; and

       (b) the persons set out in Part B (Callback contracts) of Schedule 3, as amended pursuant to Clause 6 (Operating/Release Procedure).

       "Company   Transfer   Instruction"   means  a  Transfer   Instruction  in
       substantially the same form as set out in Schedule 3, Part B.

       "Custodian" means Citibank, N.A.;

       "Custodian Accounts Charge" means the custodian accounts charge dated on or about the date hereof between Sea Containers Ltd., Citibank, N.A. and Citicorp Trustee Company Limited.

       "Custodian Account" means the Custody Account as defined in the Custodian Accounts Charge.

       "Escrow Amount" means at any time, the lesser of:

              (i) the cost to the Custodian of replacement of the Shared Shares credited to the Custodian Account at such time; and

              (ii) the market value of the Secured Shares credited to the Custodian Account at such time.

       "Facility Agreement" means the US$ 158,000,000 secured bridge loan facility agreement dated 10 June 2003 (as amended from time to time thereafter, including by the Amendment Agreement) between, amongst others, Sea Containers British Isles Limited as Borrower and Citicorp Trustee Company Limited as Trustee.

       "Notice of Transfer" means a notice in substantially the form attached as Exhibit A or Exhibit B to the Custodian Accounts Charge.

       "Party" means a party to this Agreement.

       "Rules" means the relevant rules from time to time of the Financial Services Authority being as at the date of this Agreement the rules set out in Schedule 4 (Rules).

       "Secured Obligations" has the meaning ascribed to it in the Facility Agreement.

       "Transfer Instruction" means an Agent Transfer Instruction and a Company Transfer Instruction by which the Custodian is instructed to transfer the Secured Shares from the Custodian Account.

1.2    Construction

       1.2.1  the singular includes the plural (and vice versa);

       1.2.2  headings  are  for   convenience   only  and  do  not  affect  the
              construction of this Agreement;

       1.2.3 references to Clauses and Schedules are to Clauses and Schedules to this Agreement;

       1.2.4 reference to any agreement or document includes amendments and replacements of and supplements to such agreement or document;

       1.2.5 references to any person include successors of such person and its permitted assignees and transferees; and

       1.2.6 all references to an account include all replacement accounts for such account.

2.     APPOINTMENT

       The Company designates and appoints the Custodian as Custodian and the Custodian accepts such designation and appointment in accordance with and limited to the terms and conditions of this Agreement. The term "Custodian" shall include the Custodian for the time being and all its successors further to the provisions of Clause 13 (Replacement of Custodian).

3.     CUSTODIAN ACCOUNTS CHARGE

       The terms of this Agreement shall be subject to the terms of the Custodian Accounts Charge and all rights hereunder shall be construed accordingly.

4.     ESTABLISHMENT OF ESCROW ACCOUNTS

       The Custodian confirms that it has opened the Custodian Account.

5.     ESCROW AMOUNT

5.1 The Custodian shall receive from the Company on or before the date hereof the Secured Shares into the Custodian Account.

5.2 The Custodian is not obliged to credit the Secured Shares to the Custodian Account until such time as the Custodian is satisfied that it has received such Secured Shares.

5.3 The Custodian shall have sole discretion to accept or reject, for deposit, any Secured Shares.

5.4 The Custodian shall have no responsibility for the exercising of any voting rights or other powers and rights conferred on or exercisable by the Assignor in relation to the Secured Shares.

6.     OPERATING/RELEASE PROCEDURE

6.1 The Custodian shall only release the Secured Shares or any portion thereof to any party (including the Company):

       6.1.1 at the direction of the Agent in accordance with an Agent Transfer Instruction;

       6.1.2  in accordance with a duly completed Notice of Transfer;

       6.1.3 in accordance with a Company Transfer Instruction provided that the Custodian has received notice from the Agent that the Secured Obligations have been discharged and paid in full; or

       6.1.4  in accordance with the Dematerialisation Process.

6.2 Each Transfer Instruction shall be signed by an Authorised Representative of the Agent and / or the Company, as the case may be.

6.3 The Agent shall inform the Custodian upon the Secured Obligations being discharged and paid in full.

6.4 The Company acknowledges that it is responsible for submitting, or arranging for the submission of each Company Transfer Instruction to the Agent at the same time as it submits such Company Transfer Instruction to the Custodian.

6.5 The Agent shall use its reasonable endeavours to review each Company Transfer Instruction received by it in accordance with Clause 6.1 within 24 hours of receipt and following such review shall either (a) countersign the Company Transfer Instruction and transmit the same to the Custodian or (b) notify the Custodian and the Company that it will not be counter-signing the Company Transfer Instruction.

6.6 All Transfer Instructions shall be received by the Custodian at least by 12 noon (London time) 1 clear Business Day before the date on which the transfer is to be made.

6.7 The Custodian Account will be in the name of the Company or such other name as the Company may reasonably designate and will indicate that Secured Shares do not belong to the Custodian and are segregated from the Custodian's assets. The Custodian is not acting under this Agreement as an investment manager, trustee or custodian, nor as an investment, legal or tax adviser to the Company, and the Custodian's duty in respect of the Secured Shares is solely to safekeep the Secured Shares in accordance with the terms of this Agreement and the Custodian Accounts Charge.

6.8 The Custodian may from time to time deposit the Secured Shares with an agent or depository or make such other arrangements for the safekeeping of the Secured Shares as it may consider appropriate. If the Custodian selects and uses such agent or depository it will comply with the Rules, but will be responsible only for negligence in selection (where there exists a choice in selection) and not for performance (save that it will be responsible for the negligence, wilful default and fraud (but not otherwise) of its own branches, subsidiaries or nominee companies).

7.     AUTHORISED REPRESENTATIVE

7.1 The Agent and Company undertake to give the Custodian five clear Business Days' notice in writing of any amendment to its Authorised Representatives or Callback Contacts giving the details specified in
       Schedule  1. Any  amendment  of  Authorised  Representatives  or Callback
       Contacts of the Company shall take effect upon the expiry of such five clear Business Days' notice.

7.2 Any transfer by the Custodian under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable law.

7.3 If the Custodian is required by law to make a deduction or withholding, it will not pay an additional amount in respect of that deduction or withholding to the relevant Party.

8.     INDEMNITY

       The Trustee shall indemnify the Custodian, within three Business Days of demand, against any cost, loss or liability incurred by the Custodian (other than by reason of the Custodian 's gross negligence or wilful misconduct) in acting as Custodian under the Escrow Agreement provided that the Trustee shall only be obliged to indemnify the Custodian to the extent that the Trustee has itself been indemnified by the Lenders in accordance with Clause 24.10 (Lenders' indemnity to the Agent and Trustee) of the Facility Agreement.

9.     CUSTODIAN

       To induce the Custodian to act hereunder, it is further agreed by the Company that:

       9.1.1 the Custodian shall not be under any duty to give the Secured Shares held by it hereunder any greater degree of care than it gives to its own similar property;

       9.1.2 this Agreement and the Custodian Accounts Charge expressly set forth all the duties of the Custodian. The Custodian shall not be bound by (and shall be deemed not to have notice of) the provisions of any agreement between the Trustee and the Custodian except this Agreement and the Custodian Accounts Charge and no implied duties or obligations of the Custodian shall be read into this Agreement and the Custodian Accounts Charge;

       9.1.3

              (a) the Custodian shall not be liable to any person or entity for any loss, liability, claim, action, damages or expenses arising out of or in connection with its performance of or its failure to perform any of its obligations under this Agreement save as are caused by its own gross negligence or wilful default; and

              (b) the liability of the Custodian hereunder shall be limited to an amount equal to the sum of the Escrow Amount; and

              (c) notwithstanding the foregoing, under no circumstance will the Custodian be liable to any Party for any consequential loss (inter alia, being loss of business, goodwill, opportunity or profit) even if advised of such loss or damage;

       9.1.4 The Company shall jointly and severally indemnify and keep the Custodian (and, without limitation, its directors, officers, agents and employees) indemnified and hold each of them harmless from and against any and all losses, liabilities, claims, actions, damages, fees and expenses, (including lawyers' fees and disbursements), arising out of or in connection with this Agreement, save as are caused by their own gross negligence or wilful default;

       9.1.5 without prejudice to sub-clause 9.1.6 of this Clause 9, the Custodian shall not be obliged to make any delivery or otherwise to act on any request or instruction notified to it under this Agreement if it is unable:

              (a) to verify any signature on the notice of request or instruction against the specimen signature provided for the relevant Authorised Representative hereunder; and

              (b) in the case of any such notice received by fax, to validate the authenticity of the request by telephoning a Callback Contact for the relevant Party;

       9.1.6 the Custodian shall be entitled to rely upon any order, judgment, decree, certification, demand, notice, or other written instrument delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or validity or the service thereof. The Custodian may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorised to do so. The Company acknowledges that it is fully aware of the risks associated with transmitting instructions via facsimile and telephone;

       9.1.7 the Custodian may consult lawyers or professional advisers over any question as to the provisions of this Agreement or its duties. The Custodian may act pursuant to the advice of lawyers or other professional advisers with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice;

       9.1.8 the Custodian does not have any interest in the Secured Shares deposited hereunder;

       9.1.9 the Custodian shall be under no duty to take or omit to take any action with respect to the safekeeping of, or any other matter relating to, any of the Secured Shares held by it, except in accordance with this Agreement and the Custodian Accounts Charge (including, for the avoidance of doubt, any reporting, accounting or auditing obligations);

       9.1.10 the Custodian shall have a lien over the Secured Shares in respect of any tax liability arising or loss which it may incur in respect of any tax under this Agreement in relation to the Secured Shares;

       9.1.11 sub-clauses 9.1.3,  9.1.4, 9.1.6 and 9.1.7 of this Clause 9, shall survive notwithstanding any termination of this Agreement or the resignation or replacement of the Custodian;

       9.1.12 the Custodian shall have no responsibility for the contents of any ruling of the arbitrators or any third party contemplated in any other document between the Company and the other parties to the Custodian Accounts Charge as a means to resolve disputes and may rely without any liability upon the contents thereof;

       9.1.13 in the event of any disagreement between the Company resulting in adverse claims or demands being made in connection with the Secured Shares, or in the event that the Custodian in good faith is in doubt as to what action it should take hereunder, the Custodian shall be entitled to retain the Secured Shares until required to release them in accordance with Clause 6 (Operating/Release Procedure);

       9.1.14 no printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Custodian's name or the rights, powers, or duties of the Custodian shall be issued by the Company or on its behalf unless the Custodian shall first have given its written consent thereto; and

       9.1.15 instructions are to be given in the English language.

10.    SAFEKEEPING

10.1 The Company authorises the Custodian to do all such things as may be necessary to effect the purposes of this Agreement without any instructions from the Company including without limitation signing any documentation required under the laws of the relevant jurisdiction.

10.2 In providing the safekeeping services contemplated hereunder, the Custodian will comply with all the relevant rules from time to time of the Financial Services Authority (the "Rules"). The Custodian is required to ensure that the provisions set forth in Schedule 4 (Rules) are contained in any agreement with its customers.

11.    REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to the Custodian that it shall at all times, be entitled or otherwise duly authorised to deal with all or any part of the Secured Shares as envisaged in this Agreement and the Custodian Accounts Charge.

12.    LOCAL CONDITIONS/FORCE MAJEURe

       The Company hereby agrees and acknowledges that the holding of Secured Shares in the Escrow Accounts and performance by the Custodian or any other person of any activities contemplated in this Agreement or the Custodian Accounts Charge is expressly subject to the local laws, regulations, decrees, orders, government acts, customs, procedures and practices (for the purposes of this clause "Local Events"). If any Local Event, or any other event beyond the control of the Custodian shall hinder, prevent or limit the performance of the Custodian, then such duties and obligations shall be superseded and neither the Custodian nor any affiliate thereof will be liable therefore or for any losses, damages or expenses resulting from such hindered, prevented or limited performance.

13.    REPLACEMENT OF CUSTODIAN

13.1 The Company may at any time replace the Custodian by giving written notice to such effect, and the details of a successor Custodian, to the Custodian. Within 30 days of receipt of such notice and details, the Custodian shall transfer the Secured Shares to the successor Custodian, subject to the successor Custodian becoming a party to the Custodian Accounts Charge or any successor agreement entered into by the parties thereto.

13.2 The Custodian may at any time resign for any reason by giving written notice (a "Resignation Notice") to such effect to the Company.

13.3 On receipt of a Resignation Notice from the Custodian, the Company shall appoint a successor Custodian reasonably acceptable to the other parties to the Custodian Accounts Charge as soon as reasonably possible and in any event within 30 days of the Resignation Notice, subject to the successor Custodian becoming a party to the Custodian Accounts Charge or any successor agreement entered into by the parties thereto.

13.4 If 30 days after delivery of the notice of resignation of the Custodian a successor Custodian has not been appointed in accordance with Clause 13.3 of this Clause 13, the Custodian may:

       13.4.1 appoint a successor Custodian itself and transfer the Secured Shares to that successor Custodian; or

       13.4.2 petition a court of competent jurisdiction to appoint a successor Custodian or otherwise direct the Custodian in any way in relation to the Secured Shares.

13.5   The resignation of the Custodian will take effect on the earlier of:

       13.5.1 the date of the appointment of a successor  Custodian under Clause
              13.3 or 13.4 of this Clause 13; or

       13.5.2 the date of an order of a court of competent jurisdiction under sub-clause 13.4.2 of this Clause 13; or

       13.5.3 the day which is 30 days after the date of delivery of its written notice of resignation to the Company

       (such date being the "Resignation Date").

13.6 Until the Resignation Date, the Custodian's sole responsibility shall be to safekeep the Secured Shares. Upon resignation, the Custodian shall transfer the Secured Shares to the successor Custodian or to the court of competent jurisdiction or otherwise in accordance with the order of a court of competent jurisdiction.

13.7   On transfer the Secured  Shares in accordance  with Clause 13.1 or Clause
       13.2 of this Clause 13, the Custodian shall be discharged from all further obligations arising in connection with this Agreement.

14.    FEES AND EXPENSES

14.1 In consideration of the performance of its role under this Agreement, the Company shall pay to the Custodian the amounts as separately agreed.

14.2 Notwithstanding the provisions of Clause 14.1 of this Clause 14, the Company acknowledges that the Custodian's fees may be adjusted from time to time. The Custodian shall notify the Company of any increase in its fees in writing.

14.3 In addition to the fees payable under Clause 14.1 of this Clause 14, above the Company shall pay to the Custodian all out-of pocket expenses incurred by the Custodian in performance of its role under this Agreement (including, but not limited to, all reasonable legal fees, stamp and other documentary duties or taxes and expenses incurred in connection with the preparation and negotiation of this Agreement, under sub-clause
       9.1.7 of clause 8 (Custodian) or sub-clause 13.4 of Clause 13 (Replacement of Custodian)).

14.4 All amounts of whatever nature payable to, and recoverable by, the Custodian pursuant to the terms of this Agreement shall be payable, without set-off or counterclaim, by the Company within 3 clear Business Days of receipt of any invoice of the Custodian.

15.    NOTICES

       All communications required pursuant to this Agreement shall be addressed to the respective party as follows:

15.1   If to the Company:

       Sea Containers Limited, c/o Sea Containers Services Limited, 20 Upper Ground, London SE1 9PF

       Attention:                  The Company Secretary

       Fax:                        +44 207 805 5900

       or such other as the Company may notify to each Party by not less than five clear Business Day's notice.

15.2   If to the Trustee:

       Citicorp Trustee Company Limited
       Citigroup Centre, 14th Floor
       Canada Square
       Canary Wharf
       London E14 5LB
       Attention:         Agency & Trust

       Fax:               +44 (0)207 500 5857

       or such other as the Trustee may notify to each Party by not less than five clear Business Day's notice.

15.3   If to the Agent:

       Citibank International Plc
       Citigroup Centre
       Canada Square
       Canary Wharf
       London E14 5LB

       Attention:         Loans Agency

       Fax number: +44 207 500 4482 / 4484

       or such other as the Agent may notify to each Party by not less than five clear Business Day's notice.

15.4   If to the Custodian:

       Citibank, N.A.
       5 Carmelite Street
       London   EC4Y 0PA
       Attention:         Specialised Agency Group

       Fax:               +44 (0)207 508 3883

       or such other as the Custodian may notify to each Party by not less than five clear Business Day's notice.

16.    GENERAL

16.1 This Agreement shall be binding upon and inure solely for the benefit of the Parties and their respective successors and assigns. No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

16.2   The Custodian  shall not be bound by any  modification of this Agreement,
       including   the   transfer  of  any  interest   hereunder,   unless  such
       modification is in writing and signed by all the Parties.

16.3 Terms of this Agreement may only be waived by written consent signed by the Party granting the waiver. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision and any extension of time for the performance of any obligation shall not be deemed to be an extension of time for the performance of any other obligation.

16.4 This Agreement shall be construed in accordance with and governed by English law.

16.5 The parties to this Agreement irrevocably submit to the exclusive jurisdiction of the courts of England and Wales and agree that delivery or mailing of any process or other papers in the manner provided above, or in such other matter as may be permitted by law, shall be valid and sufficient service thereof.

16.6 The Company appoints Sea Containers Services Limited of Sea Containers House, 20 Upper Ground, London SE1 9PF as its agents for service of process relating to any proceedings before the English courts in connection with this Agreement and agrees that failure by such a process agent to notify it of any process will not invalidate the proceedings concerned.

16.7 If a provision of this Agreement or any document delivered pursuant hereto is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement.

16.8 This Agreement may be executed in any number of counterparts, each having the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

16.9 A person who is not party to this Agreement may not enforce its terms under the Contracts (Rights of Third Parties) Act 1999. Further, notwithstanding any term of this Agreement the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Agreement.

17.    TERMINATION

17.1 Subject to sub-clause 9.1.11 of Clause 8 (Custodian), this Agreement shall terminate and the Custodian shall be discharged from all duties and liabilities hereunder, only upon such date as the Custodian shall have distributed all of the Secured Shares pursuant to this Agreement.

17.2 Upon termination of this Agreement in accordance with clause 17.1 of this Clause 17 the Custodian shall promptly close the Escrow Account(s).

       This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                     Part A
                           Authorised Representatives

------------------------------------------------------------------------------------------------------------
The Company
------------------------------------------------------------------------------------------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Name:                        Position                   Specimen signature        Telephone number
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
1. D.J. O'Sullivan           Senior Vice President                                020 7805 5000
                             Finance     and     Chief
                             Financial Officer
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
2. G.N. Saunders             Vice President - Funding                             020 7805 5000
---------------------------- -------------------------- ------------------------- --------------------------


------------------------------------------------------------------------------------------------------------
The Agent
------------------------------------------------------------------------------------------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Name:                        Position                   Specimen signature        Telephone number
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
1.
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
2.
---------------------------- -------------------------- ------------------------- --------------------------





                                     Part B
                                Callback Contacts

------------------------------------------------------------------------------------------------------------
The Company
------------------------------------------------------------------------------------------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Name:                        Position                   Specimen signature        Telephone number
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
1. D.J. O'Sullivan           Senior Vice President                                020 7805 5000
                             Finance     and     Chief
                             Financial Officer
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
2. G.N. Saunders             Vice President - Funding                             020 7805 5000
---------------------------- -------------------------- ------------------------- --------------------------






------------------------------------------------------------------------------------------------------------
The Agent
------------------------------------------------------------------------------------------------------------
---------------------------- -------------------------- ------------------------- --------------------------
Name:                        Position                   Specimen signature        Telephone number
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
1.
---------------------------- -------------------------- ------------------------- --------------------------
---------------------------- -------------------------- ------------------------- --------------------------
2.
---------------------------- -------------------------- ------------------------- --------------------------


                                   SCHEDULE 2
                                      RULES

(1) If the Custodian registers or records legal title to any of the Secured Shares, and such registration or recording is to be effected outside the United Kingdom, the Custodian must ensure that such title is registered or recorded in the record of legal entitlement in the name of either: the Company; or, a custodian; or, a nominee company controlled by the Custodian or a custodian; or, the Custodian itself. Registration or recording shall only be made in the name of a custodian or the Custodian itself if, due to the nature of the law or market practice of the relevant overseas jurisdiction, it is either in the best interests of the Company to do so or it is not feasible to do otherwise in either case.

(2) As a consequence of registering or recording legal title in the Custodian's own name as contemplated hereby, the Secured Shares may not be segregated from the securities of the Custodian and, in the event of a default by the Custodian, the Company may not be as well protected from claims made on behalf of the Custodian's general creditors.

(3) The Custodian may also register or record legal title to the Secured Shares in the name of any other person in accordance with a specific written instruction from the Company and the Agent provided that the consequences of making such a registration or recording are at the Company's own risk.

(4) Where the Custodian registers or records legal title to the Secured Shares, and such registration or recording is to be effected in the UK, the Secured Shares shall be registered in the name of a nominee company controlled by the Custodian or in any other manner permitted by these Rules.

(5) The Company is hereby advised that, where the Custodian holds or arranges (with another person) for any Secured Shares to be held overseas, there may be different settlement, legal and regulatory requirements in overseas jurisdictions from those applying in the UK, together with different practices for the separate identification.

(6) The records in respect of the Custodian Account for Secured Shares shall be designated so as to make it clear that they do not belong to the Custodian and are segregated from the Custodian's securities.

(7) Statements delivered by the Custodian to the Company shall contain the information and be despatched at least with the frequency set out in the Rules.

(8) The Custodian will not permit withdrawal of any Secured Shares other than in accordance with a Transfer Instruction.

(9) Any Secured Shares may be pooled with securities of the Custodian's other clients, like with like, and the Company shall be beneficially entitled to such distribution of any payments or other distributions (whether income or capital), interest or dividends or other entitlements, rights or benefits that arise in respect of the securities that have been pooled as corresponds pro-rata to the Secured Shares deposited with the Custodian by the Company.

(10) The Custodian shall, to the extent reasonably possible, notify, make available or deliver to the Company, in a timely manner, all official notices, circulars, reports and announcements that are received by the Custodian concerning the Secured Shares that require discretionary action. The Custodian shall provide any other information relating to the Secured Shares at such frequencies and in such manner as agreed with the Company from time to time.

(11) Pre-advice of a corporate action event in relation to a takeover, the option to accept or reject the terms of the offer and the timeframe, by which the Company is required to respond to the Custodian, shall be provided to the Company. Where the Company's instructions remain outstanding on the advised cut-off date, the Custodian will attempt to obtain a decision from the Company. In the event of non-receipt of the Company's instructions with regard to a takeover by the relevant cut-off date and time, the Custodian will automatically default to take no action in relation to the takeover.

(12) The Custodian has in place procedures for addressing any complaints the Company might have regarding the services provided by the Custodian under the Agreement. The Custodian shall advise the Company of these procedures should either wish to make a complaint.

                                   SCHEDULE 3
                          FORM OF TRANSFER INSTRUCTION

                       PART A - AGENT TRANSFER INSTRUCTION

Citibank, N.A.
5 Carmelite Street
London   EC4Y 0PA

For the attention of Specialised Agency Group



[DATE]



Escrow Agreement



We refer to the Agreement dated [ ] between Sea Containers Limited as the Company, Citicorp Trustee Company Limited as the Trustee and Citibank, N.A., as Custodian (the "Escrow Agreement"). Words and expressions used in this letter will have the same meanings as in the Escrow Agreement.

This  notice  is  being   provided  to  you  in   accordance   with  Clause  6.1
(Operating/Release Procedure) of the Escrow Agreement. You are instructed to deliver the following securities from the Custodian Account:


[Description of Secured Shares:                              ]
[Certificate Number(s):                               ]


Transfer to :


[Name] [Address]


Transfer Instructions to be received by the Custodian by close of business (London time) one clear business day before the value date of the intended transfer .







This transfer instruction will be governed by English law.

Yours sincerely,





....................................................

For and on behalf of the Agent

                      PART B - COMPANY TRANSFER INSTRUCTION


Citibank, N.A.
5 Carmelite Street
London   EC4Y 0PA

For the attention of Specialised Agency Group

[DATE]

Escrow Agreement

We refer to the Agreement dated [ ] between Sea Containers Limited as the Company, Citicorp Trustee Company Limited as the Trustee and Citibank, N.A., as Custodian (the "Escrow Agreement"). Words and expressions used in this letter will have the same meanings as in the Escrow Agreement.

This  notice  is  being   provided  to  you  in   accordance   with  Clause  6.1
(Operating/Release Procedure) of the Escrow Agreement. You are instructed to deliver the following securities from the Custodian Account:


[Description of Secured Shares:                              ]
[Certificate Number(s):                               ]


Transfer to :

[Name] [Address]


Transfer Instructions to be received by the Custodian by close of business (London time) one clear business day before the value date of the intended transfer.

This transfer instruction will be governed by English law.

Yours sincerely,



....................................................

For and on behalf of the Company

COUNTER-SIGNATURE BY AGENT(1)

The Agent hereby confirms that the Secured Obligations have been discharged and paid in full.



....................................................

For and on behalf of the Agent

                                   SIGNATORIES

SEA CONTAINERS LTD

By:



CITIGROUP GLOBAL MARKETS INC.
By:



CITIBANK, N.A.

By:





CITICORP TRUSTEE COMPANY LIMITED

By:

Title:



By:

Title:





CITIBANK INTERNATIONAL PLC

By:

--------------------------------------------------------------------------------



(1) The Agent must counter-sign the Transfer Instruction until such time as the Agent confirms to the Trustee that the Secured Obligations are discharged and paid in full, in which case the Company may sign the Transfer Instruction without counter-signature by the Agent.